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                                                                    EXHIBIT 23.1

             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the incorporation of our report (relating to the financial statements of DEKALB Genetics Corporation) dated October 2, 1998, included in this Form 8-K/A, into Monsanto Company's previously filed Registration Statements File Nos. 2-36636, 2-76696, 2-90152, 33-13197, 33-21030, 33-39704, 33-39705, 33-39706, 33-39707, 33-49717, 33-53363,
33-53365, 33-53367, 333-02783, 333-02961, 333-02963, 333-33531, 333-38599,
333-45341, 333-76653, 333-66175 and 333-73233.


                              /s/ ARTHUR ANDERSEN LLP

                              ARTHUR ANDERSEN LLP

Chicago, Illinois
January 25, 2000